Certification Regarding Compliance with Applicable Servicing Criteria

1.
EMC Mortgage Corporation ("EMC"), as Master Servicer is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ended December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report included the asset-backed securities transactions for which EMC Mortgage Corporation acted as Master Servicer involving residential mortgage loans that were completed on or after January 1, 2006, and that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 in the following securitizations: BSABS 2007-AC1, BSABS 2007-AC2, BSABS 2007-AC3, BSABS 2007-AC4, BSABS 2007-AC5, BSABS 2007-AC6, BSABS 2007-HE6, BSABS 2007-HE7, BSABS 2007-SD1, BSARM 2007-1, BSARM 2007-3, BSARM 2007-4, BSARM 2007-5, IMPAC 2006-SD1, PRIME 2007-1, PRIME 2007-2, and PRIME 2007-3 (the "Platform");

2.
Except as set forth in paragraph 3 below, EMC Mortgage Corporation as Master Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

3.
The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to EMC Mortgage Corporation based on the activities it performs directly, with respect to the Platform as:

The following activity is not a requirement of the transaction agreements:

●    1122(d)(1)(iii)

The following activities are not a requirement of the Master Servicer pursuant to the transaction agreements as described in Appendix A:

●    1122(d)(1)(ii)
●    1122(d)(2)(vi)
●    1122(d)(3)(i)(c)
●    1122(d)(4)(i)
●    1122(d)(4)(ii)
●    1122(d)(4)(iii)
●    1122(d)(4)(iv)
●    1122(d)(4)(v)
●    1122(d)(4)(viii)
●    1122(d)(4)(ix)
●    1122(d)(4)(x)
●    1122(d)(4)(xi)
●    1122(d)(4)(xii)
●    1122(d)(4)(xiii)
●    1122(d)(4)(xv)

4.
EMC Mortgage Corporation, as Master Servicer, has complied in all material respects with the applicable servicing criteria as of December 31, 2007,   and for the Reporting Period with respect to the Platform taken as a whole;

5.	Deloitte & Touche LLP, a registered public accounting firm, has issued an attestation report on EMC's assessment of compliance with the applicable servicing criteria for the Reporting Period.

March 14, 2008	/s/ Mark T. Novachek
Mark T. Novachek
Senior Vice President

/s/ Michelle Viner
Michelle Viner
Manager- Vice President

800 State Highway 121 Bypass, Lewisville, TX 75067-4180 Mailing Address: P.O. Box 293150, Lewisville, TX 75029-3150

Appendix A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly By EMC as Master Servicer	Performed by Vendor(s) for which EMC is the Responsible Party	Performed by Sub-Servicer(s) or Vendor(s) for which EMC is NOT the Responsible Party	NOT performed by EMC as Master Servicer or by subservicer(s) or vendor(s) retained by EMC as Master Servicer
General Servicing Consideration
1122(d)(1)(i)	Polices and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.				X (EMC Master Servicing does not outsource
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.				X (Not a requirement of the transaction documents)
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on [pool assets] are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
800 State Highway 121 Bypass, Lewisville, TX 75067-4180 Mailing Address: P.O. Box 293150, Lewisville, TX 75029-3150

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly By EMC as Master Servicer	Performed by Vendor(s) for which EMC is the Responsible Party	Performed by Sub-Servicer(s) or Vendor(s) for which EMC is NOT the Responsible Party	NOT performed by EMC as Master Servicer or by subservicer(s) or vendor(s) retained by EMC as Master Servicer
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization are separately maintained (e.g. with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institutions" with respect to a foreign financial institution means a foreign financial that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Un-issued checks are safeguarded so as to prevent unauthorized access.				X (EMC Master Servicing does not issue checks)

800 State Highway 121 Bypass, Lewisville, TX 75067-4180 Mailing Address: P.O. Box 293150, Lewisville, TX 75029-3150

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly By EMC as Master Servicer	Performed by Vendor(s) for which EMC is the Responsible Party	Performed by Sub-Servicer(s) or Vendor(s) for which EMC is NOT the Responsible Party	NOT performed by EMC as Master Servicer or by subservicer(s) or vendor(s) retained by EMC as Master Servicer
1122(d)(2)vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide in formation calculated in accordance with the terms specified in the transaction agreements: (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X (Re: Item C; EMC Master Servicing is not responsible for filing with the Commission)
800 State Highway 121 Bypass, Lewisville, TX 75067-4180 Mailing Address: P.O. Box 293150, Lewisville, TX 75029-3150

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly By EMC as Master Servicer	Performed by Vendor(s) for which EMC is the Responsible Party	Performed by Sub-Servicer(s) or Vendor(s) for which EMC is NOT the Responsible Party	NOT performed by EMC as Master Servicer or by subservicer(s) or vendor(s) retained by EMC as Master Servicer
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.				X (This is a requirement of the Primary Servicers and Custodians)
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.				X (This is a requirement of the Primary Servicers and Custodians)
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.				X (This is a requirement of the Primary Servicers and Trustee)

800 State Highway 121 Bypass, Lewisville, TX 75067-4180 Mailing Address: P.O. Box 293150, Lewisville, TX 75029-3150

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly By EMC as Master Servicer	Performed by Vendor(s) for which EMC is the Responsible Party	Performed by Sub-Servicer(s) or Vendor(s) for which EMC is NOT the Responsible Party	NOT performed by EMC as Master Servicer or by subservicer(s) or vendor(s) retained by EMC as Master Servicer
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X (This is a requirement of the Primary Servicers)
1122(d)(4)(v)	The Servicer's records regarding the mortgage loans agree with the Servicer's records with respect to an obligor's unpaid principal balance.				X (This is a requirement of the Primary Servicers)
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deed in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
800 State Highway 121 Bypass, Lewisville, TX 75067-4180 Mailing Address: P.O. Box 293150, Lewisville, TX 75029-3150

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly By EMC as Master Servicer	Performed by Vendor(s) for which EMC is the Responsible Party	Performed by Sub-Servicer(s) or Vendor(s) for which EMC is NOT the Responsible Party	NOT performed by EMC as Master Servicer or by subservicer(s) or vendor(s) retained by EMC as Master Servicer
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on a least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X (This is a requirement of the Primary Servicers)
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents				X (This is a requirement of the Primary Servicers)
800 State Highway 121 Bypass, Lewisville, TX 75067-4180 Mailing Address: P.O. Box 293150, Lewisville, TX 75029-3150

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly By EMC as Master Servicer	Performed by Vendor(s) for which EMC is the Responsible Party	Performed by Sub-Servicer(s) or Vendor(s) for which EMC is NOT the Responsible Party	NOT performed by EMC as Master Servicer or by subservicer(s) or vendor(s) retained by EMC as Master Servicer
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on a least an annual basis, or such other period specified n the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

X (This is a requirement of the Primary Servicers)
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X (This is a requirement of the Primary Servicers)

800 State Highway 121 Bypass, Lewisville, TX 75067-4180 Mailing Address: P.O. Box 293150, Lewisville, TX 75029-3150

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly By EMC as Master Servicer	Performed by Vendor(s) for which EMC is the Responsible Party	Performed by Sub-Servicer(s) or Vendor(s) for which EMC is NOT the Responsible Party	NOT performed by EMC as Master Servicer or by subservicer(s) or vendor(s) retained by EMC as Master Servicer
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicers funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
X (This is a requirement of the Primary Servicers)
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer, or such other numbers of days specified in the transaction agreements.
X (This is a requirement of the Primary Servicers)
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any External enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.				X (This is a requirement of the Primary Servicers and Trustee)
800 State Highway 121 Bypass, Lewisville, TX 75067-4180 Mailing Address: P.O. Box 293150, Lewisville, TX 75029-3150